UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010

WILSON BANK HOLDING COMPANY
 (Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

623 West Main Street Lebanon, Tennessee	37087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 444-2265

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Wilson Bank Holding Company (the “Company”) was held on April 13, 2010. At the meeting, James F. Comer, John B. Freeman, John R. Trice and Robert T. VanHooser, Jr. were elected as Class III directors to hold office for a term of three years and until their successors are duly elected and qualified. In addition, at the meeting, the shareholders approved a proposed amendment to the Company’s Charter to increase the number of authorized shares of common stock from ten million to fifteen million shares and ratified the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The voting results of the director elections, charter amendment proposal and ratification proposal, which were described in more detail in the definitive proxy statement relating to the 2010 Annual Meeting of Shareholders that the Company filed with the Securities and Exchange Commission on March 12, 2010, are set forth below.

(1) Each director was elected by the following tabulation:

	For	Against	Abstain
James F. Comer	4,364,402	1,303	0
John B. Freeman	4,364,064	1,641	0
John R. Trice	4,364,332	1,373	0
Robert T. VanHooser, Jr.	4,363,393	2,312	0

(2) The amendment of the Company’s Charter to increase the number of authorized shares of common stock from ten to fifteen million shares was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
4,140,892	127,105	99,318	0

(3) The ratification of the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
4,316,988	8,784	41,543	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By: /s/ J. Randall Clemons
J. Randall Clemons
President and Chief Executive Officer

Date: April 16, 2010

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